UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                       April 4, 2016

ARMOUR Residential REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-34766	26-1908763
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Ocean Drive, Suite 201 Vero Beach, Florida	32963
(Address of Principal Executive Offices)	(Zip Code)

(772) 617-4340
(Registrant’s Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 4, 2016, ARMOUR Residential REIT, Inc. (“ARMOUR”) announced that a cash dividend rate of $0.27 per share will be payable to holders of ARMOUR common stock for the month of April 2016, as set forth below:

Holder of Record Date	Payment Date

April 15, 2016	April 27, 2016

The reduction from ARMOUR’s previous $0.33 per share monthly dividend rate is consistent with management’s comments on ARMOUR’s February 19, 2016 earnings conference call. A replay of the earnings conference call is available on ARMOUR’s website at http://www.armourreit.com for one year from the date of the earnings conference call.

Additionally, ARMOUR confirmed on April 4, 2016 that monthly cash dividend rates of $0.171875 and $0.1640625 per share will be payable to holders of ARMOUR Series A Preferred Stock and Series B Preferred Stock, respectively, for each of the three months in the second quarter of 2016 as set forth below:

Holder of Record Date	Payment Date

April 15, 2016	April 27, 2016
May 15, 2016	May 27, 2016
June 15, 2016	June 27, 2016

A copy of ARMOUR's press release announcing the common stock dividend and confirming the preferred stock dividends is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release announcing the April 2016 common stock dividend and confirming the second quarter 2016 Series A Preferred Stock dividends and Series B Preferred Stock dividends, dated April 4, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2016

ARMOUR RESIDENTIAL REIT, INC.

By:	/s/ James R. Mountain
Name:	James R. Mountain
Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release announcing the April 2016 common stock dividend and confirming the second quarter 2016 Series A Preferred Stock dividends and Series B Preferred Stock dividends, dated April 4, 2016